UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 16, 2006
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 16, 2006, the Board of Directors (the “Board”) approved the Stone Energy Corporation Executive Change of Control and Severance Plan (“Severance Plan”), effective as of November 16, 2006. Stone Energy Corporation (the “Company”) will provide the Company’s executives that are terminated in the event of a change of control and upon certain other terminations of employment with change of control and severance benefits as defined in the Severance Plan. The Severance Plan replaces in full the Company’s present Executive Severance Policy. The Severance Plan covers all officers, other than those covered by the Company’s Executive Change of Control Severance Policy (currently only the Chief Executive Officer and Chief Financial Officer).
     Severance is triggered by a termination of employment by the Company for the “convenience of the Company”, as determined by the Compensation Committee of the Board, whether or not a change of control has occurred. On and during the 12 month period following a change of control, a termination of the executive other than for cause or a resignation for “good reason” is deemed to be for the convenience of the Company. Executives who are terminated within the scope of the Severance Plan will be entitled to certain payments and benefits including the following: a lump sum equal to his annual pay (or 2.99 times his annual pay if the termination is on or after a change of control), a pro-rated portion of the projected bonus, if any, for the year of termination or change of control, continued health plan coverage for six months and outplacement services. If the payments would be “excess parachute payments,” they will be reduced as necessary to avoid the 20% excise tax under Section 4999 of the Internal Revenue Code (the “Code”) but only if the executive is in a better net after-tax position after such reduction. Also, if a payment would be to a “key employee” for purposes of Section 409A of the Code, payment will be delayed until six months after his termination if required to comply with Section 409A. Benefits paid upon a change of control, without regard to whether there is a termination of employment, include the following: lapse of restrictions on restricted stock, accelerated vesting and cash-out of all in-the-money stock options, a 401(k) plan employer matching contribution at the rate of 50%, and a pro-rated portion of the projected bonus, if any, for the year of change of control.
     The Severance Plan will remain in effect through December 31, 2007 and may be extended from year to year by resolutions of the Board. However, if a change of control occurs during a term, the term is automatically extended for 12 months from that change of control. A copy of the Severance Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.
     For the seven officers currently covered by this plan, the change of control severance payments based on present salaries (at 2.99 times) would be $762,450 for Mr. Glassinger, $598,000 for Mr. Gates, $508,300 for Mr. Louviere, $493,350 for Mr. Madden, $553,150 for Mr. Pierret, $627,900 for Mr. Wenzel, and $358,800 for Ms. Ziegler. Using an average November 16 stock price of $38.51 (average of high and low), the acceleration of the vesting of stock options would result in change of control payments of $80,160 for Mr. Glassinger, $43,240 for Mr. Gates, $42,420 for each of Messrs. Louviere, Madden and Pierret, and $8,710 for Ms. Ziegler, and the accelerated lapsing of restrictions on restricted shares would result in payments of $231,060 for Mr. Glassinger, $205,374 for Mr. Gates, $115,530 for Mr. Louviere, $102,668 for Mr. Madden, $179,688 for Mr. Pierret, $179,688 for Mr. Wenzel, and $89,844 for Ms. Ziegler.

Item 8.01. Other Events.
     On November 16, 2006, the Board approved the Stone Energy Corporation Employee Change of Control Severance Plan (the “Employee Severance Plan”), effective as of November 16, 2006. The Employee Severance Plan covers all full-time employees other than officers.
     Severance is triggered by an involuntary termination of employment on and during the 6 month period following a change of control, including a resignation by the employee relating to a change in duties. Employees who are terminated within the scope of the Employee Severance Plan will be entitled to certain payments and benefits including the following: a lump sum equal to (1) his weekly pay times his full years of service, plus (2) one week’s pay for each full $10,000 of annual pay, but the sum of (1) and (2) cannot be less than 12 weeks of pay or greater than 52 weeks of pay; continued health plan coverage for six months; and a pro-rated portion of the employee’s targeted bonus for the year. Benefits paid upon a change of control, without regard to whether there is a termination of employment, include the following: lapse of restrictions on restricted stock, accelerated vesting and cash-out of all in-the-money stock options, a 401(k) plan employer matching contribution at the rate of 50%, and a lump sum cash payment equal to the product of (i) the number of “restricted shares” of Company stock that the employee would have received under the Company’s stock plan but did not receive for the time-vested portion of his long-term stock incentive award, if any, for the calendar year in which the change of control occurs times (ii) the price per share of the Company’s common stock utilized in effecting the change of control, provided that such amount shall be prorated by multiplying such amount by the number of full months that have elapsed from January 1 of that calendar year to the effective date of the change of control and then dividing the result by twelve (12).
     The Employee Severance Plan will remain in effect through December 31, 2007 and may be extended from year to year by resolutions of the Board. However, if a change of control occurs during a term, the term is automatically extended for 6 months from that change of control. A copy of the Employee Severance Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

10.1	Stone Energy Corporation Executive Change of Control and Severance Plan dated November 16, 2006

10.2	Stone Energy Corporation Employee Change of Control Severance Plan dated November 16, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: November 20, 2006	By:	/s/ Kenneth H. Beer
Kenneth H. Beer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stone Energy Corporation Executive Change of Control and Severance Plan dated November 16, 2006

10.2	Stone Energy Corporation Employee Change of Control Severance Plan dated November 16, 2006